Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, MN (October 19, 2006)  —  Winmark Corporation (Nasdaq: WINA) today reported net income for the third quarter ended September 30, 2006 of $838,200, or $.14 per share diluted, compared to net income of $926,100, or $.14 per share diluted, in the third quarter of 2005.

For the nine months ended September 30, 2006, net income was $2,601,900, or $.43 per share diluted, compared to net income of $2,168,600, or $.34 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “During the third quarter, our franchising business performed very well.  Our biggest challenge continues to be growing leased assets in Winmark Capital and Wirth Business Credit.”

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At September 30, 2006, there were 829 franchises in operation under the Company’s brands and an additional 49 franchises awarded but not open.  Of the franchises in operation, there were 393 Play It Again Sports®, 210 Once Upon A Child®, 176 Plato’s Closet®, 41 Music Go Round® and 9 Wirth Business Credit®.  In addition, at September 30, 2006, the Company had an equipment leasing portfolio equal to $15.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION
CONDENSED BALANCE SHEETS
(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$1,301,800	$2,947,700
Receivables, less allowance for doubtful accounts of $46,500 and $188,700	2,331,800	1,836,300
Investment in direct finance leases	4,548,400	1,478,200
Income tax receivable	93,500	620,500
Inventories	84,700	67,000
Prepaid expenses and other	1,475,400	804,000
Deferred income taxes	776,800	776,800
Total current assets	10,612,400	8,530,500
Long-term investment in leasing operations	10,881,000	5,492,400
Long-term investments	11,500,000	11,000,000
Long-term receivables, net	76,600	94,300
Property and equipment, net	546,400	448,600
Other assets, net	607,500	607,500
Deferred income taxes	375,400	375,400
	$34,599,300	$26,548,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current renewable subordinated notes	$3,294,300	$—
Accounts payable	868,300	1,156,400
Accrued liabilities	1,869,300	1,435,900
Current discounted lease rentals	154,500	147,600
Rents received in advance	373,900	167,600
Current deferred revenue	976,600	829,100
Total current liabilities	7,536,900	3,736,600

Long-term renewable subordinated notes	12,046,500	-
Long-term discounted lease rentals	81,400	185,600
Long-term deferred revenue	412,900	339,600
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,632,042 and 6,049,037 shares issued and outstanding	136,000	3,840,500
Retained earnings	14,385,600	18,446,400

Total shareholders’ equity	14,521,600	22,286,900
	$34,599,300	$26,548,700

WINMARK CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2006	September 24 2005	September 30, 2006	September 24, 2005
REVENUE:
Royalties	$4,800,000	$4,230,300	$14,320,500	$12,953,400
Merchandise sales	1,452,600	1,446,100	3,533,300	5,393,700
Franchise fees	305,000	330,000	980,700	745,000
Leasing income	523,100	119,500	1,209,800	273,800
Other	158,900	163,800	441,900	432,300
Total revenue	7,239,600	6,289,700	20,486,200	19,798,200
COST OF MERCHANDISE SOLD	1,381,900	1,144,900	3,378,600	4,465,200
LEASING EXPENSE	84,500	600	131,200	600
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,206,300	3,645,700	12,934,600	11,678,100
Income from operations	1,566,900	1,498,500	4,041,800	3,654,300
LOSS FROM EQUITY INVESTMENTS	-	(5,500)	-	(188,800)
GAIN ON SALE OF INVESTMENTS	-	-	-	17,400
INTEREST EXPENSE	(307,900)	-	(429,300)	-
INTEREST AND OTHER INCOME	145,300	90,100	746,600	224,100
Income before income taxes	1,404,300	1,583,100	4,359,100	3,707,000
PROVISION FOR INCOME TAXES	(566,100)	(657,000)	(1,757,200)	(1,538,400)
NET INCOME	$838,200	$926,100	$2,601,900	$2,168,600
EARNINGS PER SHARE — BASIC	$.15	$.15	$.45	$.36
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,632,042	6,012,463	5,841,047	6,024,700
EARNINGS PER SHARE — DILUTED	$.14	$.14	$.43	$.34
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,853,968	6,424,990	6,056,690	6,452,359